  Exhibit 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. REPORTS FIRST QUARTER FINANCIAL RESULTS

BEVERLY HILLS, CA, MAY 20, 2019 (BUSINESS WIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (OTCQX:TOMZ), a global company specializing in disinfection and decontamination essentials, announced its results for the first quarter of 2019. TOMI utilizes its premier Binary Ionization Technology® (BIT™) platform through the manufacturing, licensing, servicing, and selling of its SteraMist® brand of products - a hydrogen peroxide-based mist and fog.

TOMI™ Chief Executive Officer, Dr. Halden Shane stated, “While we were disappointed in revenue in the first quarter which was flat, we still experienced consistent growth. Much of the first quarter was spent onboarding new projects, partnerships, and personnel”.

Financial Results for the Three Months Ended March 31, 2019 compared to 2018

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Total net revenue was $1,253,000 compared to $1,312,000, representing a decrease of $59,000, or 4%. The quarter over quarter decline in revenue is a result of fluctuations in our sales cycle based on our customer mix and attributable to the timing of our higher priced equipment orders that result in a high dollar volume of sales.
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Gross margins were 60.6% compared to 62.5%. The primary reason for the decrease in our gross margins was attributable to our product mix in sales for the current year period.
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Loss from operations was $868,000 compared to $496,000, representing an increase of $372,000, or 75%. The primary reason for the increased loss is attributable to the lower gross profit and higher selling expenses in the current period which were attributable to:
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Higher salaries due to increases in headcount in our sales department.
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Customer mix in sales and the related commissions impact.
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Increased tradeshow presence.
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Continual efforts in advertising within targeted publications, Google search engine optimized campaigns, and organic brand awareness.
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Continued investment in our Social Media presence across all platforms which has shown growth in followers, impressions, and engagements.
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Net loss was 935,000, or $0.01 on a per share basis, compared to a net loss of $563,000, or $0.00 on a per share basis, representing an increase of $372,000, or 66%.
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At March 31, 2019, cash and cash equivalents were $1,196,000 and working capital was $4,757,000.

Current Business Highlights To Date

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Expansion of customer list in 2019 to date with the addition of eighteen (18) new customers bringing our list of users on a worldwide basis to over approximately three hundred and fifty (350).

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Sale of approximately $425,000 for our SteraMist Environment Systems from the Kansas Department of Health in the second quarter of 2019.

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Experienced a 15.2% increase in the number of sales orders relating to BIT™ solution, to date in 2019.

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Expansion of our international presence through distribution agreement with Ster-Pharma Cleaning BV, a Netherlands-based company that specializes in disinfecting & sterilizing cleanrooms and operating rooms.

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Entered into an exclusive global co-marketing and supply agreement for the food safety market with Arkema Inc., a global leader in the hydrogen peroxide industry.

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Onboarded a new life sciences manufacturing representative team with a focus on lyophilizers (freeze dryers) that can be made in cleanroom configurations running iHP™ in the biosafety cabinet (BSC) and lyophilizer for many of their current clients.

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Partnered with LYNX Product Group on a second project, to implement SteraMist into national renowned military medical center based in the Washington, DC metro area.

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Added Cleancor Technologies Ltd., an Israel-based company that specializes in industrial cleaning and repair of water and fire damages, to our growing list of international partners.

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Continued participation in the “SHIELD study”, which compares hospital manual cleans to a SteraMist® mechanical clean. This study continues to be conducted at Los Angeles Public Health Hospitals; UCLA Olive View Medical Center, Harbor-UCLA Medical Center. Preliminary results have shown that there has been a significant decrease in the amount of HAI’s transference when using SteraMist® for their terminal clean, as compared to the rooms that have been manually cleaned.

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TOMI has been active in the first quarter filling specific requests from global pharmaceutical companies for variations of our SteraMist products to meet their individual needs, resulting in the validation and addition of three new products:

1-
a single pod build-in unit that was completed last year but validated in the first quarter of 2019 for a major university in Texas; and
2-
a decontamination cart for a Pfizer facility; and
3-
a device that uses our new 90 degree applicator for treatment of biosafety cabinet cabinets and isolators.

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We have also focused on the development of our own proprietary software that will be integrated into the next generation line of products and first implemented in a custom designed iHP™ Mobile Decontamination Chamber, manufactured for Pfizer per their specifications.

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Received a no objection letter from Canada, amending its BIT™ Solution registration to include Salmonella and Norovirus. Our Canadian label now holds similar efficacy claims with our U.S. EPA label.

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Added our Canadian label to the Organic Materials Review Institute (“OMRI”) certifying that our product meets the Canadian organic standards.

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Having successfully passed the Chinese CDC requirements for registration, we continue to finalize our registration in mainland China and hired a China CDC consultant in the region to finalize the paperwork.

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Registration of our technology and its solution through our Israeli partner with the State of Israel, Ministry of Health Medical Technology Information and Research Division, as a Medical Device.

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Completed a Pfizer Global Supply Manufacturing and Supplier Quality Assessments Audit and received Pfizer’s highest grade, building the foundation for expanding SteraMist® implementation into other Pfizer facilities.

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Just recently CETA, the Controlled Environment Testing Association, published a performance review on “Validating A Decontamination Protocol Utilizing Ionized Hydrogen Peroxide (iHP)”. The paper validates that TOMI’s produced iHP™ was effective for complete kill in the pharmacy trailer system, after achieving greater than 6-log kill in its three validation cycles.

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 The United States Department of Agriculture (USDA) is in its final edits of another published paper titled “Cold Plasma Enhances the Efficacy of ionized Hydrogen Peroxide in Reducing Populations of Salmonella Typhimurium and Listeria innocua on Grape tomatoes, Apples, Cantaloupe and Romaine Lettuce”. TOMI is looking forward to presentation of this paper at an upcoming national meeting and then the publication of this paper this year in a recognized international food safety journal.

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SteraMist was included in the recently published Global Disinfectants Market-Trends, Insights & Forecasts by Melvin Bright. The April 2019 289 page report is on “Potential Risks from Epidemic, Drug Resistant Viruses and the Resulting Focus on Safety, Health, and Sanitation Drives Demand for Disinfectants.” The report shows that the disinfection market was a $4.48 billion market in 2018 and expects to grow and be a $8.40 billion dollar market by 2025.

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (OTCQX:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for indoor surface disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage Hydrogen Peroxide as its only active ingredient to produce a hydroxyl radical (.OH ion), referred to as ionized Hydrogen Peroxide (iHP™). Represented by the SteraMist® brand of products, iHP™ produces a germ-killing aerosol that works like a visual non-caustic gas.

TOMI products are designed to service a broad spectrum of commercial structures, including, but not limited to, hospitals and medical facilities, cruise ships, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, police and fire departments, and athletic facilities. TOMI products and services have also been used in single-family homes and multi-unit residences.

TOMI develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America and The Restoration Industry Association.

For additional information, please visit http://www.tomimist.com/ or contact us at info@tomimist.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. They are forward-looking, and they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

ASSETS

Current Assets:	March 31, 2019 (Unaudited)	December 31, 2018
Cash and Cash Equivalents	$1,195,938	$2,004,938
Accounts Receivable - net	2,027,700	2,145,622
Inventories	2,393,188	2,682,014
Deposits	188,716	109,441
Prepaid Expenses	259,140	301,797
Total Current Assets	6,064,682	7,243,812

Property and Equipment - net	1,528,907	1,588,591

Other Assets:
Intangible Assets - net	1,143,439	1,235,816
Operating Lease - Right of Use Asset	703,823	-
Capitalized Software Development Costs	125,704	-
Other Assets	76,309	11,395
Total Other Assets	2,049,275	1,247,211
Total Assets	$9,642,863	$10,079,614

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$657,798	$1,133,649
Accrued Expenses and Other Current Liabilities	580,426	415,199
Accrued Officers Compensation	29,792	70,000
Accrued Interest	16,667	66,667
Customer Deposits	-	1,486
Current Portion of Long-Term Operating Lease	23,436	-
Deferred Rent	-	13,215
Total Current Liabilities	1,308,119	1,700,216

Long-Term Liabilities:
Long-Term Operating Lease, Net of Current Portion	1,089,316	-
Deferred Rent and Tenant Improvement Allowances	-	401,734
Convertible Notes Payable, net of discount of $0 and $17,534
at March 31, 2019 and December 31, 2018, respectively	5,000,000	4,982,466
Total Long-Term Liabilities	6,089,316	5,384,200
Total Liabilities	7,397,435	7,084,416

Commitments and Contingencies	-	-

Shareholders’ Equity:
Cumulative Convertible Series A Preferred Stock;
par value $0.01 per share, 1,000,000 shares authorized; 510,000 shares issued
and outstanding at March 31, 2019 and December 31, 2018	5,100	5,100
Cumulative Convertible Series B Preferred Stock; $1,000 stated value;
7.5% Cumulative dividend; 4,000 shares authorized; none issued
and outstanding at March 31, 2019 and December 31, 2018	-	-
Common stock; par value $0.01 per share, 200,000,000 shares authorized;
124,690,418 and 124,290,418 shares issued and outstanding
at March 31, 2019 and December 31, 2018, respectively.	1,246,904	1,242,904
Additional Paid-In Capital	43,129,467	42,948,705
Accumulated Deficit	(42,136,043)	(41,201,511)
Total Shareholders’ Equity	2,245,428	2,995,198
Total Liabilities and Shareholders’ Equity	$9,642,863	$10,079,614

TOMI ENVIRONMENTAL SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

	For The Three Months Ended
	March 31,
	2019	2018

Sales, net	$1,252,658	$1,312,466
Cost of Sales	493,310	491,659
Gross Profit	759,348	820,807

Operating Expenses:
Professional Fees	105,481	106,458
Depreciation and Amortization	176,845	162,738
Selling Expenses	441,670	204,005
Research and Development	92,577	132,487
Equity Compensation Expense	80,917	12,685
Consulting Fees	35,006	35,026
General and Administrative	694,880	663,887
Total Operating Expenses	1,627,376	1,317,287
Loss from Operations	(868,028)	(496,480)

Other Income (Expense):
Amortization of Debt Discounts	(17,534)	(8,037)
Interest Income	1,030	1,198
Interest Expense	(50,000)	(60,000)
Total Other Income (Expense)	(66,504)	(66,839)

Net Loss	$(934,532)	$(563,319)

Loss Per Common Share
Basic and Diluted	$(0.01)	$(0.00)

Basic and Diluted Weighted Average Common Shares Outstanding	124,659,307	122,229,959

INVESTOR RELATIONS CONTACT

Harold Paul
hpaul@tomimist.com